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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of KCS Energy, Inc. for the registration of $200,000,000 of securities and to the incorporation by reference therein of our report dated March 27, 2003, with respect to the consolidated financial statements of KCS Energy, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP



Houston, Texas
September 12, 2003